EXHIBIT 10.7

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated as of June 1, 2025 (this “Transfer”), by and among Caedryn Acquisition Sponsor, a Cayman Islands limited liability company (the “Seller”), Caedryn Acquisition Corporation I, a Cayman Islands exempted company (the “Company”), and Zhou Mi, a director of the Company (the “Buyer”).

WHEREAS, on the terms and subject to the conditions set forth in this Transfer, the Seller wishes to transfer to the Buyer Class B ordinary shares, $0.0001 par value (“Class B Ordinary Shares”) of the Company, a newly-organized blank check company, or special purpose acquisition company, formed for the purpose of effecting a merger, stock exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”), and the Buyer wishes to purchase and receive such Initial Shares (as defined below) from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Transfer, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Initial Shares. Seller hereby agrees to transfer immediately as of the date hereof the aggregated amount of 300,000 Class B Ordinary Shares to the Buyer (the “Initial Shares”). The Buyer has agreed to pay the Seller an aggregate amount of approximately $4,350.00 (the “Purchase Price”), in consideration of the transfer of the Initial Shares.

Section 2. Potential Forfeiture and Purchase of Initial Shares.

(a) In the event that the Company determines for any reason to remove, and/or not to nominate, elect or appoint any Buyer as a member of the board of directors of the Company, or if any Buyer otherwise ceases to be a member of the board of directors of the Company for any reason, on or prior to the closing of the Public Offering (as defined below), such Buyer shall automatically forfeit all of the Initial Shares held by such Buyer, which Initial Shares shall automatically be transferred and returned to the Seller, and the Seller shall promptly return the applicable portion of the Purchase Price to such Buyer.

(b) The applicable Buyer shall take all actions as may be reasonably necessary to consummate any forfeiture or sale contemplated by this Section 2, including entering into agreements and delivering certificates and instruments and consents as may be deemed by Seller to be necessary or appropriate, and the applicable Buyer hereby grants to Seller and any representative designated by Seller without further action by such Buyer a limited irrevocable power of attorney to effect any forfeiture or transfer contemplated hereby on behalf of such Buyer, which power of attorney shall be deemed to be coupled with an interest.

Section 3. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Transfer by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 4. Investment Representations. The Buyer represents and warrants, with respect to herself only, as set forth herein. Such Buyer hereby acknowledges that an investment in the Initial Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Initial Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Initial Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s draft registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to a contemplated underwritten public offering by the Company (the “Public Offering”)). Such Buyer further understands and agrees that Buyer will be required to execute and deliver (a) a letter agreement including, among other provisions, the foregoing transfer restrictions, and (b) a stock escrow agreement with respect to such shares, in each case as described in the Registration Statement, and that any certificates evidencing the Initial Shares bear a legend referring to such transfer restrictions.

The Initial Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Initial Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possess or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Initial Shares and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Buyer is an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act, as set forth on the Questionnaire attached hereto, which is incorporated by reference herein, and has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of Buyer’s investment in the Shares, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Buyer’s interests. If the Buyer is not an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act, (i) such Buyer is not a “U.S. person” as defined in Rule 902 of Regulation S; (ii) such Buyer is not acquiring the Initial Shares for the account or benefit of any U.S. person as defined in Rule 902 of Regulation S or with a view to distribution; and (iii) No subscription, application or agreement in connection with the Initial Shares was executed or delivered by such Buyer in the United States. In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the Public Offering (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Initial Shares to the Company.

Section 5. Miscellaneous. This Transfer, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Transfer may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Transfer may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Transfer or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Transfer to be effective as of the date first set forth above.

SELLER:

CAEDRYN ACQUISITION SPONSOR

By:	/s/ Mi Zhou
Name:	Mi Zhou
Title:	Manager

BUYER:

/s/ Mi Zhou
Mi Zhou

COMPANY:

CAEDRYN ACQUISITION CORPORATION I

By:	/s/ Mi Zhou
Name:	Mi Zhou
Title:	Chief Executive Officer and Director

[Signature Page to Securities Transfer Agreement]